Term sheet No. 1767
To underlying supplement No. 1 dated October 1, 2012,
underlying supplement No. 7 dated March 4, 2013,
prospectus supplement dated September 28, 2012 and
prospectus dated September 28, 2012
Registration Statement No. 333-184193 Dated June 6, 2013; Rule 433
Deutsche Bank AG, London Branch
$           Tracker Notes Linked to a Basket due June 23*, 2016
General
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The Tracker Notes (the “securities”) are designed for investors who seek a return at maturity that offers exposure to one times the appreciation or depreciation of the SPDR® S&P 500® ETF Trust (the “Fund”) and two times the appreciation or depreciation of the Deutsche Bank ProVol Balanced Index (the “Index”). We refer to each of the Fund and the Index as a “Basket Component” and together the “Basket Components.” The return of each Basket Component is reduced by its respective Adjustment Factor.

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The securities will be redeemed early upon the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion, and may lose all, of their investment. The securities do not pay any coupons and investors should be willing to lose some or all of their initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors.

•	Any payment at maturity is subject to the credit of the Issuer.
•	Senior unsecured obligations of Deutsche Bank AG due June 23*, 2016.
•	Minimum denominations of $1,000 (the “Face Amount”) and integral multiples of $1,000 in excess thereof.
•	The securities are expected to price on or about June 19*, 2013 (the “Trade Date”) and are expected to settle on or about June 24*, 2013 (the “Settlement Date”).
Key Terms
Issuer:	Deutsche Bank AG, London Branch
Issue Price:	100% of the Face Amount
Basket:	The securities are linked to the performance of two Basket Components, as set forth below.
Basket Component	Ticker Symbol	Initial Level†
SPDR® S&P 500® ETF Trust (the “Fund”)	SPY
Deutsche Bank ProVol Balanced Index (the “Index”)	DBVEPVB
† The Initial Level for each Basket Component will be set on the Trade Date.
Redemption Amount:
At maturity or upon the occurrence of a Redemption Trigger Event, you will receive a cash payment per $1,000 Face Amount of securities on the Maturity Date or the Redemption Trigger Payment Date, as applicable, calculated as follows:

	$1,000 x	(	Final Basket Level	)
Initial Basket Level

Your investment will be fully exposed to any increase or decline in the Fund and two times any increase or decline in the Index.  The return of each Basket Component is reduced by its applicable Adjustment Factor regardless of whether such Basket Component increases or decreases. You will lose some or all of your initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors.

(Key Terms continued on next page)
Investing in the securities involves a number of risks. See “Risk Factors” beginning on page TS-8 of this term sheet.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this term sheet or the accompanying underlying supplements, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Discounts and Commissions(1)	Proceeds to Us
Per Security	$1,000.00	$0.00	$1,000.00
Total	$	$	$
(1) For more detailed information about discounts and commissions, please see “Underwriting (Conflicts of Interest)” in this term sheet.
The agent for this offering is our affiliate.  For more information see “Underwriting (Conflicts of Interest)” in this term sheet.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
Deutsche Bank Securities

June 6, 2013

Initial Basket Level:	100
Final Basket Level:	The Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable.
Basket Level:	The Basket Level on any trading day will be calculated as follows: 100 × [1 + Fund Performance + (2 × Index Performance)]
The Fund Performance and Index Performance refer to the Performance of the Fund and Index, respectively.
Performance:	The Performance of each Basket Component from its Initial Level to its Final Level will be calculated as follows:
(	Final Level	) x	Adjustment Factor — 1
Initial Level
Initial Level:	For each Basket Component, the Closing Level for such Basket Component on the Trade Date, as set forth in the table above
Final Level:	For each Basket Component, the Closing Level for such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable
Closing Level:
For the Fund, the closing price of one share of the Fund on the relevant date of calculation, multiplied by the then-current Share Adjustment Factor applicable to the Fund.
For the Index, the closing level of the Index on the applicable trading day.

Share Adjustment Factor:	Initially 1.0, subject to adjustment for certain actions affecting the Fund. See “General Terms of the Securities — Anti-Dilution Adjustments for Funds” below.
Adjustment Factors:	Basket Component	Adjustment Factor
	Fund	0.9975 – (0.0005 x (Days / 365))
	Index	1 – (0.01 x (Days / 365))

where “Days” equals the number of calendar days from, and including, the Trade Date to, but excluding, the relevant Final Valuation Date or day of calculation, as applicable. Because of the two times leveraged exposure to the Index, the effect of the Adjustment Factor for the Index is doubled.

Redemption Trigger Event:
A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to but excluding the Final Valuation Date is less than the Redemption Trigger Level. If a Redemption Trigger Event occurs, the securities will be redeemed by the Issuer on the Redemption Trigger Payment Date for the Redemption Amount calculated as of the Redemption Trigger Valuation Date.

Redemption Trigger Level:	40
Trade Date:	June 19*, 2013
Settlement Date:	June 24*, 2013
Final Valuation Date††:	June 20*, 2016
Redemption Trigger Valuation Date††:	The trading day on which a Redemption Trigger Event first occurs
Redemption Trigger Payment Date††:	The third business day following the relevant Redemption Trigger Valuation Date
Maturity Date††:	June 23*, 2016
Listing:	The securities will not be listed on a securities exchange.
CUSIP/ISIN:	25152RDJ9 / US25152RDJ95
*Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Final Valuation Date and the Maturity Date may be changed so that the stated term of the securities remains the same.
†† Subject to postponement as described under “General Terms of the Securities – Adjustments to Valuation Dates and Payment Dates” in this term sheet.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

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You should read this term sheet together with the underlying supplement No. 7 dated March 4, 2013, prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part and the prospectus dated September 28, 2012. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement No. 1 dated October 1, 2013:
http://www.sec.gov/Archives/edgar/data/1159508/000095010312005120/crt_dp33209-424b2.pdf

•	Underlying supplement No. 7 dated March 4, 2013:
http://www.sec.gov/Archives/edgar/data/1159508/000095010313001505/crt_dp36725-424b2.pdf

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

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Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this term sheet, “we,” “us” or “our” refers to Deutsche Bank AG, including, as the context requires, acting through one of its branches.

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This term sheet, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

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Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, underlying supplements and this term sheet if you so request by calling toll-free 1-800-311-4409.

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You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

HYPOTHETICAL EXAMPLES

The following tables illustrate the hypothetical Redemption Amounts per $1,000 Face Amount of securities, for hypothetical performances of the Basket Components, payable at maturity or upon a Redemption Trigger Event. These examples illustrate that you will lose some or all of your initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors. Your investment will be fully exposed to one times any increase or decline in the Fund and two times any increase or decline in the Index. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. The hypothetical Redemption Amounts set forth below are for illustrative purposes only and assumes a period of 1,097 calendar days from the Trade Date to the Final Valuation Date. The actual Redemption Amount applicable to a purchaser of the securities will be based on the Final Basket Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as the case may be. The numbers appearing in the following table and examples have been rounded for ease of analysis.

Redemption Amount at Maturity

The following first five examples illustrate the hypothetical Redemption Amount per $1,000 Face Amount of securities payable at maturity. For purposes of this table and these examples, it is assumed that a Redemption Trigger Event does not occur.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
Example 1: Fund	50.00%	49.40%
Index	10.00%	6.69%
Final Basket Level		162.788
Redemption Amount		$1,627.88
Return on the Securities		62.79%
Example 2: Fund	1.00%	0.60%
Index	1.00%	-2.04%
Final Basket Level		96.525
Redemption Amount		$965.25
Return on the Securities		-3.48%
Example 3: Fund	30.00%	29.48%
Index	-15.00%	-17.55%
Final Basket Level		94.370
Redemption Amount		$943.70
Return on the Securities		-5.63%
Example 4: Fund	-30.00%	-30.28%
Index	20.00%	16.39%
Final Basket Level		102.507
Redemption Amount		$1,025.07
Return on the Securities		2.51%
Example 5: Fund	-20.00%	-20.32%
Index	-15.00%	-17.55%
Final Basket Level		44.570
Redemption Amount		$445.70
Return on the Securities		-55.43%

The following examples assume Initial Levels of 160.00 and 1,280.00 for the Fund and Index, respectively.

Example 1: The Fund increases 50.00% from the Initial Level of 160.00 to the Final Level of 240.00 and the Index increases 10.00% from the Initial Level of 1,280.00 to the Final Level of 1,408.00. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 162.788, calculated as follows:

Final Basket Level	=	100 x [1 + Fund Performance + (2 x Index Performance)]
	=	100 x [1 + ((240.00/160.00) x (0.9975 – 0.0005 × 1,097/365) – 1) + (2 × ((1,408.00/1,280.00) × (1 – 0.01 × 1,097/365) – 1))]
	=	162.788

Accordingly, you would receive a Redemption Amount of $1,627.88 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	162.788
				100

	=	$1,627.88

Example 2: The Fund increases 1.00% from the Initial Level of 160.00 to the Final Level of 161.60 and the Index increases 1.00% from the Initial Level of 1,280.00 to the Final Level of 1,292.80. In this case, even though the Final Levels of the Fund and the Index are both greater than the Initial Levels, you would receive a Redemption Amount at maturity that is less than $1,000.00 per $1,000.00 Face Amount of securities because the increases in the Final Levels are not sufficient to offset the effect of the Adjustment Factors. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 96.525, calculated as follows:

Final Basket Level	=	100 x [1 + Fund Performance + (2 x Index Performance)]
	=	100 x [1 + ((161.60/160.00) x (0.9975 – 0.0005 × 1,097/365) – 1) + (2 × ((1,292.80/1,280.00) × (1 – 0.01 × 1,097/365) – 1))]
	=	96.525

Accordingly, you would receive a Redemption Amount of $965.25 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	96.525
				100

	=	$965.25

Example 3: The Fund increases 30.00% from the Initial Level of 160.00 to the Final Level of 208.00 and the Index decreases 15.00% from the Initial Level of 1,280.00 to the Final Level of 1,088.00. In this case, even though the Final Level of the Fund is greater than its Initial Level, you would receive a Redemption Amount at maturity that is significantly less than $1,000.00 per $1,000.00 Face Amount because the unleveraged increase in the level of the Fund is offset by a greater and leveraged decrease in the level of the Index. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 94.370, calculated as follows:

Final Basket Level	=	100 x [1 + Fund Performance + (2 x Index Performance)]
	=	100 x [1 + ((208.00/160.00) x (0.9975 – 0.0005 × 1,097/365) – 1) + (2 × ((1,088.00/1,280.00) × (1 – 0.01 × 1,097/365) – 1))]
	=	94.370

Accordingly, you would receive a Redemption Amount of $943.70 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	94.370
				100

	=	$943.70

Example 4: The Fund decreases 30.00% from the Initial Level of 160.00 to the Final Level of 112.00 and the Index increases 20.00% from the Initial Level of 1,280.00 to the Final Level of 1,536.00. In this case, even though the Final Level of the Fund is less than its Initial Level, you would receive a Redemption Amount at maturity that is more than $1,000.00 per $1,000.00 Face Amount because the leveraged increase in the level of the Index is greater than the unleveraged decrease in the level of the Fund. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 102.507, calculated as follows:

Final Basket Level	=	100 x [1 + Fund Performance + (2 x Index Performance)]
	=	100 x [1 + ((112.00/160.00) x (0.9975 – 0.0005 × 1,097/365) – 1) + (2 × ((1,536.00/1,280.00) × (1 – 0.01 × 1,097/365) – 1))]
	=	102.507

Accordingly, you would receive a Redemption Amount of $1,025.07 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	102.507
				100

	=	$1,025.07

Example 5: The Fund decreases 20.00% from the Initial Level of 160.00 to the Final Level of 128.00 and the Index decreases 15.00% from the Initial Level of 1,280.00 to the Final Level of 1,088.00. In this case, since the Final Levels of the Fund and the Index are less than its Initial Levels, you would receive a Redemption Amount at maturity that is significantly less than $1,000.00 per $1,000.00 Face Amount. Assuming a period of 1,097 calendar days from the Trade Date to the Final Valuation Date, the Final Basket Level would be 44.570, calculated as follows:

Final Basket Level	=	100 x [1 + Fund Performance + (2 x Index Performance)]
	=	100 x [1 + ((128.00/160.00) x (0.9975 – 0.0005 × 1,097/365) – 1) + (2 × ((1,088.00/1,280.00) × (1 – 0.01 × 1,097/365) – 1))]
	=	44.570

Accordingly, you would receive a Redemption Amount of $445.70 per $1,000.00 Face Amount of securities, calculated as follows:

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	44.570
				100

	=	$445.70

Redemption Amount upon a Redemption Trigger Event

The following table illustrates the hypothetical Redemption Amount per $1,000.00 Face Amount of securities payable upon the occurrence of a Redemption Trigger Event. A Redemption Trigger Event occurs if the Basket Level on any trading day during the period from but excluding the Trade Date to but excluding the Final Valuation Date is less than the Redemption Trigger Level of 40.00. If a Redemption Trigger Event occurs, you will lose a significant portion of your investment in the securities, and you may lose your entire investment in the securities.

The hypothetical Redemption Amount set forth below assumes (i) the Basket Level is greater than or equal to 40.00 on each trading day prior to August 19, 2013, (ii) a Redemption Trigger Event occurs on August 19, 2013, which would be the Redemption Trigger Valuation Date, (iii) August 22, 2013 is the Redemption Trigger Payment Date and (iv) a period of 61 calendar days from the Trade Date to the Redemption Trigger Valuation Date.

	Basket Component Performance Excluding Adjustment Factors	Basket Component Performance Including Adjustment Factors
Fund	-25.00%	-25.19%
Index	-20.00%	-20.13%
Final Basket Level		34.539
Redemption Amount		$345.39
Return on the Securities		-65.46%

Example 6: On August 19, 2013, the level of the Fund decreases by 25.00% and the level of the Index decreases by 20.00%, from their respective Initial Levels.  Assuming a period of 61 calendar days from the Trade Date to August 19, 2013, the Redemption Trigger Valuation Date, the Final Basket Level would be 34.539, calculated as follows:

Final Basket Level	=	100 x [1 + Fund Performance + (2 x Index Performance)]
	=	100 x [1 + ((120.00/160.00) x (0.9975 – 0.0005 × 61/365) – 1) + (2 × ((1,024.00/1,280.00) × (1 – 0.01 × 61/365) – 1))]
	=	34.539

In this case, assuming the Basket Level was never less than the Redemption Trigger Level prior to August 19, 2013, a Redemption Trigger Event would occur on August 19, 2013, making August 19, 2013 the Redemption Trigger Valuation Date and August 22, 2013 the Redemption Trigger Payment Date. Your securities will be redeemed early because the Basket Level is less than the Redemption Trigger Level of 40.00 on August 19, 2013. Accordingly, you would receive a Redemption Amount of $345.39 per $1,000.00 Face Amount of securities on the Redemption Trigger Payment Date, calculated as follows. Although the Redemption Trigger Level is 40.00, the Basket Level decreased significantly below 40.00 on August 19, 2013 when the Redemption Trigger Event occurs. As a result, you would lose more than 60.00% of your initial investment.

Redemption Amount	=	$1,000	x	Final Basket Level
				Initial Basket Level

	=	$1,000	x	34.539
				100

	=	$345.39

Selected Purchase Considerations

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APPRECIATION POTENTIAL — The securities provide the opportunity for enhanced returns by offering exposure to one times the appreciation or depreciation of the Fund and two times the appreciation or depreciation of the Index. The return of each Basket Component is reduced by its applicable Adjustment Factor. Because the securities are our senior obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

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ACCELERATED LOSS AND NO PROTECTION AGAINST LOSS — The securities offer leveraged participation in the performance of the Basket Components. Due to the leverage feature of the securities, any negative returns of the Basket Components will be combined, resulting in a leveraged loss on your investment. Any negative performance of the Fund, when combined with two times any negative performance of the Index, will result in an accelerated loss on your investment. Your payment at maturity or upon a Redemption Trigger Event will be further reduced by the applicable Adjustment Factor of each Basket Component. You may lose some or all of your investment in the securities if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors.

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THE ADJUSTMENT FACTORS REDUCE THE REDEMPTION AMOUNT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced by the applicable Adjustment Factors. Each Adjustment Factor is applied to its respective Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether the Final Level of such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, is greater than, less than or equal to its Initial Level. Because the securities are our senior unsecured obligations, any payment at maturity or upon a Redemption Trigger Event is subject to our ability to pay our obligations as they become due.

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POTENTIAL EARLY EXIT WITH MANDATORY LOSS DUE TO REDEMPTION TRIGGER FEATURE — The securities will be redeemed early by us if a Redemption Trigger Event occurs, in which case you will lose a significant portion, and may lose all, of your investment in the securities. Early redemption upon such a Redemption Trigger Event will be automatic, and you will be entitled only to the applicable Redemption Amount payable on the Redemption Trigger Payment Date based on the Final Basket Level on the Redemption Trigger Valuation Date, even if the Basket Components subsequently appreciate. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket Components that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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RETURN LINKED TO THE PERFORMANCE OF TWO BASKET COMPONENTS — The return on the securities, which may be positive or negative, is fully exposed to the performance of two Basket Components: the Fund and the Index. Exposure to the Index is on a two times leveraged basis.

The SPDR® S&P 500® ETF Trust

The SPDR® S&P 500® ETF Trust is a unit investment trust registered under the Investment Company Act of 1940 that is designed to generally correspond, before expenses, to the price and yield performance of the S&P 500® Index. The SPDR® S&P 500® ETF Trust is organized under New York law and is governed by an amended and restated trust agreement between State Street Bank and Trust Company, as trustee, and PDR Services LLC, as sponsor. The SPDR® S&P 500® ETF Trust was created to provide investors with the opportunity to purchase a unit representing a proportionate undivided ownership interest in a portfolio of securities consisting of substantially all of the common stocks, in substantially the same weighting, which comprise the S&P 500® Index. The SPDR® S&P 500® ETF Trust is listed on the NYSE Arca under the ticker symbol “SPY.” This section is just a summary of the SPDR® S&P 500® ETF Trust. For more information on the SPDR® S&P 500® ETF Trust, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “SPDR® Exchange Traded Funds — SPDR® S&P 500® ETF Trust” in the accompanying underlying supplement No. 1 dated October 1, 2012. For more information on the S&P® 500 Index, please see the section entitled “The S&P® Indices – The S&P® 500 Index” in the accompanying underlying supplement No. 1 dated October 1, 2012.

The Deutsche Bank ProVol Balanced Index (ProVol)

The Deutsche Bank ProVol Balanced Index (the “Index”) is one of three versions of the Deutsche Bank ProVol Indices (the “ProVol Indices”). The ProVol Indices reflect the economic performance over time, less costs, of a strategy designed to generate returns from the expected volatility of the S&P 500® Index by taking a daily rebalanced notional long or short position in the Deutsche Bank Short-Term VIX Futures Index (the “VIX Futures Index”). The VIX Futures Index tracks the market expectation of short-term volatility (i.e., implied volatility) by means of a daily-rolling notional long position in first month and second month futures contracts (the “VIX futures contracts”) on the CBOE Volatility Index® (the “VIX Index”).

Each ProVol Index dynamically adjusts its long and short exposure to the VIX Futures Index based on the size and direction of a signal (the “Signal”) calculated using three volatility indicators and a resulting allocation to the VIX Futures Index (the “Allocation”) based on the Signal. The three volatility indicators are: (i) the probability of being in a high-volatility environment as measured by Deutsche Bank’s proprietary Volatility Regime Model, (ii) three-month implied volatility as measured by the CBOE S&P 500® 3-Month Volatility Index (the “VXV Index”) and (iii) the “steepness” of the implied volatility curve as measured by the ratio of the VXV Index to the VIX Index. In addition to the three volatility indicators, the Signal also takes into account the prior day’s Allocation.

Together, the Signal and Allocation are designed generally to have long exposure to the VIX Futures Index during periods of high realized volatility, when there is a high probability that implied volatility will increase and/or the cost of carrying VIX futures contracts is low, and generally to have short exposure during periods of low realized volatility, when implied volatility is likely to decrease and/or the cost of carrying VIX futures contracts is high. By dynamically allocating its exposure, each ProVol Index seeks to capture returns from both high and low volatility markets and keep costs and risk lower by holding VIX futures contracts only when it is expected to be advantageous to do so.  The Index aims for a balanced approach of capturing returns equally from increases in implied volatility and high carrying costs by applying a leverage factor of 150% (1.5 times) regardless of whether the Allocation is positive or negative.  In calculating the levels of the ProVol Indices, Deutsche Bank AG, as the index sponsor, will deduct an index fee (the “Index Fee”).  From and including 2006 to and including 2012, the annual Index Fees for the ProVol Indices have ranged from 0.00% to 7.12%.  Because the calculation of the ProVol Indices began on September 24, 2012, the annual Index Fees from and including 2006 to and including September 23, 2012 were retroactively calculated. This is just a summary of the Index. For additional information about the Index, please see the section entitled “The Deutsche Bank ProVol Indices” in the accompanying underlying supplement No. 7 dated March 4, 2013.

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TAX CONSIDERATIONS — You should review carefully the section in this term sheet entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risk Factors

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Basket Components. You should consider carefully the following discussion of risks together with the risk information contained in the accompanying prospectus supplement and prospectus before you decide that an investment in the securities is suitable for you.

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YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS ON AN ACCELERATED BASIS — The securities do not guarantee any return of your initial investment. The return on the securities at maturity or upon a Redemption Trigger Event is linked to the performance of the Basket Components and will depend on whether, and the extent to which, the Final Basket Level is greater than the Initial Basket Level. Your investment will be fully exposed to one times any decline in the Fund and two times any decline in the Index. Because the securities provide leveraged exposure to the Basket Components, your investment will be fully exposed to any decline in the Basket Components on a combined basis, resulting in a leveraged loss on your investment. As the return on the securities is linked to the two-times leveraged performance of the Index, a decline in the level of the Index could have a significant negative impact on the Basket Level even though the Basket Level is based on the appreciation or deprecation of the Basket Components as a whole. In particular, any positive performance of the Fund may be offset by two times the negative performance of the Index. The Basket Level could decline very rapidly if both Basket Components decline simultaneously. In addition, the Adjustment Factors will reduce the Redemption Amount payable in respect of the securities, whether the performance of any Basket Component is positive, zero or negative. You will lose some or all of your initial investment if the Basket Components as a whole depreciate or fail to appreciate sufficiently to offset the effect of the applicable Adjustment Factors.

•	WE WILL REDEEM THE SECURITIES PRIOR TO THE MATURITY DATE IF A REDEMPTION TRIGGER EVENT OCCURS — If the Basket Level is less than the Redemption Trigger Level on any trading day from but excluding the Trade Date to but excluding the Final Valuation Date, a Redemption Trigger Event has occurred. Upon the occurrence of a Redemption Trigger Event, we will redeem the securities on the Redemption Trigger Payment Date for the Redemption Amount calculated using the Final Basket Level on the Redemption Trigger Valuation Date. Such Redemption Amount will be substantially less than your initial investment in the securities, and could be zero. If a Redemption Trigger Event occurs, you will not be able to hold your securities to maturity or benefit from any appreciation of the Basket Components that may occur after the Redemption Trigger Valuation Date, and you will lose a significant portion, and may lose all, of your investment in the securities.

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YOUR SECURITIES ARE EXPOSED TO ONE TIMES THE PERFORMANCE OF THE FUND AND TWO TIMES THE PERFORMANCE OF THE INDEX — The Redemption Amount payable at maturity or upon a Redemption Trigger Event will reflect one times the appreciation or depreciation of the Fund and two times any appreciation or depreciation of the Index, in each case as measured from the Trade Date to the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and each Basket Component is reduced by its applicable adjustment factor. The performance of each Basket Component is combined in calculating the Redemption Amount, with the effect of magnifying losses if the levels of the Basket Components decline or offsetting gains if the level of one Basket Component increases and the level of the other Basket Component declines. Because the securities are linked to the Index, on a two times leveraged basis, any negative performance of the Index will have a substantial effect on your return even though the performance of the Basket is based on the appreciation or depreciation of the Basket as a whole.

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THE INCLUSION OF THE ADJUSTMENT FACTORS REDUCES THE PAYMENT AT MATURITY OR UPON A REDEMPTION TRIGGER EVENT — The payment at maturity or upon a Redemption Trigger Event will be reduced because of the inclusion of an Adjustment Factor in the calculation of the performance of each Basket Component. The Adjustment Factor for the Fund reduces the performance of the Fund by approximately 40 basis points (0.40%) for the term of the securities. The Adjustment Factor for the Index reduces the performance of the Index by approximately 100 basis points (1.00%) each year the securities remain outstanding. Because of the two times leveraged exposure to the Index, the effect of the Index Adjustment Factor is doubled, resulting in an overall reduction of 2.00% each year the securities remain outstanding. The dollar amount by which the Adjustment Factors reduce the Redemption Amount increases as the Final Levels of the Basket Components increase relative to the relevant Initial Levels. The Adjustment Factor of each Basket Component is applied to the performance of such Basket Component on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable, and will reduce the return on the securities regardless of whether or not the Final Level of such Basket Component is greater than, equal to or less than its Initial Level.

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THE RETURN ON THE SECURITIES MAY BE LOWER THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY AND MAY BE ZERO OR NEGATIVE — The return on the securities may be lower than the yield on our conventional debt securities of a comparable maturity and credit rating. If a Redemption Trigger Event does not occur, at maturity, you will receive a positive return on your investment only if the Final Basket Level as measured on the Final Valuation Date exceeds the Initial Basket Level. Even if the Final Basket Level on the Final Valuation Date is greater than the Initial Basket Level, the return may not fully compensate you for any opportunity cost, taking into account inflation and other factors relating to the time value of money.

•	NO COUPON PAYMENTS — As a holder of the securities, you will not receive coupon payments.

•
CREDIT OF THE ISSUER — The securities are senior unsecured obligations of Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities, and in the event Deutsche Bank AG were to default on its payment obligations, you might not receive any amount owed to you under the terms of the securities and you could lose your entire initial investment.

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THE CORRELATION AMONG THE BASKET COMPONENTS COULD CHANGE UNPREDICTABLY — Correlation is the extent to which the levels of the Basket Components increase or decrease to the same degree at the same time. The value of the securities may be adversely affected by increased correlation among the Basket Components, in particular in a down market. The value of the securities may also be adversely affected by decreased correlation between the Basket Components, meaning the positive performance of one or more Basket Components could be entirely offset by the negative performance of one or more other Basket Components.

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THE BASKET COMPONENTS ARE UNEQUALLY WEIGHTED — The Basket Components are unequally weighted. Accordingly, performances by the Basket Component with a higher weighting (in this case, the Index) will influence the Redemption Amount to a greater degree than the performances of Basket Component with a lower weighting (in this case, the Fund). If the Basket Component with a higher weighting performs poorly, that poor performance could negate or diminish the effect on the Redemption Amount of any positive performance by the lower-weighted Basket Component.

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THE ANTI-DILUTION PROTECTION IS LIMITED — The Calculation Agent will make adjustments to the Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the shares of the Fund. The Calculation Agent is not required, however, to make such adjustments in response to all events that could affect the shares of the Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. In addition, you should be aware that the Calculation Agent may, at its sole discretion, make adjustments to the Share Adjustment Factor or any other terms of the securities that are in addition to, or that differ from, those described in this term sheet to reflect changes occurring in relation to the Fund in circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result. Any alterations to the specified anti-dilution adjustments described below may be materially adverse to investors in the securities. You should read “General Terms of Securities — Anti-Dilution Adjustments for Funds” below in order to understand the adjustments that may be made to the securities.

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FLUCTUATION OF NAV — The net asset value (the “NAV”) of an exchange traded fund may fluctuate with changes in the market value of such exchange traded fund’s portfolio holdings. The price of the shares of the Fund may fluctuate in accordance with changes in its NAV and supply and demand on the applicable stock exchanges. In addition, the price of the shares of the Fund may differ from its NAV per share. The Fund may trade at, above or below its NAV per share.

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THE FUND AND THE TRACKED INDEX ARE DIFFERENT — The performance of the Fund may not exactly replicate the performance of its tracked index (the “Tracked Index”) because the Fund will reflect transaction costs and fees that are not included in the calculation of the Tracked Index. It is also possible that the Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of its Tracked Index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in the Fund or due to other circumstances. For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of its Tracked Index.

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THERE IS NO AFFILIATION BETWEEN THE FUND AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY THE FUND — We are not affiliated with the Fund or the issuers of the stocks held by the Fund or underlying the Tracked Index (such stocks, “Underlying Stocks”; the issuers of Underlying Stocks, “Underlying Stock Issuers”). However, we and our affiliates may currently or from time to time in the future engage in business with many of the Underlying Stock Issuers. Nevertheless, neither we nor our affiliates have participated in the preparation of, or independently verified any information about the Underlying Stocks or any of the Underlying Stock Issuers.. You, as an investor in the securities, should make your own investigation into the Underlying Stocks and the Underlying Stock Issuers. Neither the Fund nor any of the Underlying Stock Issuers is involved in this offering in any way and none of them has any obligation of any sort with respect to your securities. Neither the Fund nor any of the Underlying Stock Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your securities.

•
INDEX STRATEGY RISK — The strategy of the Index is to generate returns from the expected volatility of the S&P 500® Index by dynamically adjusting a long or short position in the VIX Futures Index based on the size and direction of the Signal and the resulting Allocation based on that Signal.  The Signal aims to determine the likely short-term direction of implied volatility and the level of carrying costs.

However, the Signal may not be predictive of the short-term direction of implied volatility and/or the level of carrying costs.  If the Signal is not successful in determining the likely short-term direction of implied volatility and/or the level of carrying costs, then the resulting Allocation based on that Signal may result in a notional long or short position in the VIX Futures Index that declines in value and causes the levels of the Index to decrease. Furthermore, because the Index aims for a balanced approach of capturing returns equally from increases in implied volatility and high carrying costs by applying a leverage factor of 150% (1.5 times) regardless of whether the Allocation is positive or negative, any decline in the level of the VXV Futures Index will be leveraged 1.5 times.

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THE INDEX CONTAINS EMBEDDED COSTS — In calculating the level of the Index, Deutsche Bank AG, as the Index Sponsor, will deduct an Index Fee.  The Index Fee takes into account changes in the notional VIX futures contracts position measured by the Index associated both with the daily rolling from the first month to the second month VIX futures contracts underlying the VIX Futures Index as well as with any changes in the size of the notional position in the VIX Futures Index.  Thus, large or more frequent shifts in the Signal or greater or more frequent changes in VIX futures contracts prices will require greater reallocation and will result in higher costs. Additionally, lower VIX futures contracts prices, which require a greater number of contracts to be notionally traded in order to achieve the same value, will also result in higher costs.  Because the Index takes a leveraged position in the VIX Futures Index, the Index Fee will be leveraged in the Index.

Deutsche Bank AG expects the Index Fee to average between 1.5 basis points and 2 basis points (0.015% and 0.02%) per trading day.  However, the actual Index Fee may be substantially higher on days when there is a substantial change in the Allocation or prices of the VIX futures contracts, resulting in a substantial number or value of VIX futures contracts notionally traded.  From and including 2006 to and including 2012, the annual Index Fees for the ProVol Indices have ranged from 0.00% to 7.12%. Because the calculation of the ProVol Indices began on September 24, 2012, the annual Index Fees from and including 2006 to and including September 23, 2012 were retroactively calculated.

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THERE MAY BE SIGNIFICANT FLUCTUATIONS IN THE LEVEL OF THE INDEX, WHICH COULD AFFECT THE VALUE OF THE SECURITIES — The performance of the Index is dependent on the performance of the notional long or short positions in the VIX Futures Index.  As a consequence, investors should understand that their investment is exposed to the performance of the notional long or short positions in VIX futures contracts.  The prices of the VIX futures contracts can be volatile and move dramatically over short periods of time.  There can be no assurance that the relevant notional long or short exposure will not be subject to substantial negative returns.  Positive returns on the Index may therefore be reduced or eliminated entirely due to movements in market parameters.

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VIX FUTURES CONTRACTS HAVE LIMITED HISTORICAL INFORMATION — VIX futures contracts have traded freely only since March 26, 2004, and not all future contracts to all relevant maturities have traded at all times since that date.  Because the VIX futures contracts that underlie the Index are of recent origin and limited historical information data exists with respect to them, your investment in the securities may involve a greater risk than investing in alternative securities linked to one or more financial measures with an established record of performance.  The liquidity of trading in VIX futures contracts could decline in the future, which could affect adversely the value of the securities.

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THE VIX INDEX AND VXV INDEX ARE BASED ON THEORETICAL CALCULATIONS AND ARE NOT TRADABLE INDICES — The VIX Index and the VXV Index (used to calculate the second and third volatility indicators of the Index) are theoretical calculations and cannot be traded on a spot price basis.  The settlement price at maturity of the VIX futures contracts reflected in the VIX Futures Index is based on this theoretically derived calculation.  As a result, the behavior of the VIX futures contracts may be different from futures contracts whose settlement prices are based on a comparable tradable asset.

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THE SECURITIES ARE NOT LINKED TO THE VIX INDEX, AND THE VALUE OF THE SECURITIES MAY BE LESS THAN IT WOULD HAVE BEEN HAD THE SECURITIES BEEN LINKED TO THE VIX INDEX — The value of the securities will be linked, in part, to the value of the Index, and your ability to benefit from any rise or fall in the level of the VIX Index is limited.  The Index is based upon holding a notional long or short position in the VIX Futures Index, which holds a rolling long position in VIX futures contracts.  The VIX futures contracts will not necessarily track the performance of the VIX Index.  The VIX Futures Index may not benefit from increases or decreases in the level of the VIX Index because such increases or decreases will not necessarily cause the price of the relevant VIX futures contracts to rise or fall.  Thus, the Index may not benefit from increases or decreases in the level of the VIX Index either.  Accordingly, a hypothetical investment that was linked directly to the performance of the VIX Index could generate a higher return than the securities.

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THE INDEX HAS LIMITED PERFORMANCE HISTORY —Calculation of the Index began on September 24, 2012. Therefore, the Index has limited performance history and no actual investment which allowed tracking of the performance of the Index was possible before its inception date.

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THE SECURITIES WILL NOT BE LISTED AND THERE WILL LIKELY BE LIMITED LIQUIDITY — The securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so or at a price advantageous to you. Deutsche Bank AG and its affiliates intend to act as market-makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If, at any time, Deutsche Bank AG or its affiliates do not act as market makers, it is likely that there would be little or no secondary market for the securities.

•
MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — While we expect that, generally, the levels of the Basket Components will affect the value of the securities more than any other single factor, the value of the securities will also be affected by a number of other factors that may either offset or magnify each other, including:

•	the expected volatility of the Basket Components;

•	the time remaining to maturity of the securities;

•	the composition of the Basket Components and any changes to the components underlying the Basket Components;

•	prevailing market prices and volatility levels of the U.S. stock markets and the equity securities underlying the Fund;

•	the levels and volatility of the VIX Futures Index, the VIX Index, the VXV Index and the S&P 500® Index;

•	prevailing market prices, volatility and liquidity of any VIX futures contracts;

•	the equity markets generally and any stock prices and dividend rates reflected in the Fund;

•	the financial condition and results of operations of any companies whose shares comprise the S&P Index and conditions generally in the industries in which such companies operate;

•	the occurrence of certain events affecting the Fuind that may or may not require an anti-dilution adjustment;

•	interest rates and yields generally;

•	supply and demand for the securities;

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Basket Components or markets generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

•
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY AFFECT THE VALUE OF THE SECURITIES — We or one or more of our affiliates expect to hedge our exposure from the securities by entering into derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Basket Components and make it less likely that you will receive a return on your investment in the securities. Such trading and hedging activities may also cause the occurrence of a Redemption Trigger Event, in which case investors will lose a significant portion or all of their investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates may also engage in trading in instruments linked to the Basket Components on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Basket Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

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POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER, THE CALCULATION AGENT AND THE SPONSOR OF THE INDEX ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities, the Calculation Agent for the securities and the sponsor of the Index. We, as the Calculation Agent, will maintain some discretion in making decisions relating to the securities, including whether there has been a Market Disruption Event (as defined herein) with respect to each Basket Component. If a Market Disruption Event occurs on the Final Valuation Date, the Calculation Agent can postpone the determination of, or under some circumstances, use an alternate method to calculate the Closing Level of the disrupted Basket Component. As the Index Sponsor, we carry out calculations necessary to promulgate the Index, and we maintain some discretion as to how such calculations are made. In particular, we have discretion in selecting among methods of how to calculate the Index in the event the regular means of determining the Index are unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities and the level of the Index. Because determinations made by Deutsche Bank AG, London Branch as the Calculation Agent for the securities and the sponsor of the Index may affect the Redemption Amount you receive at maturity or upon a Redemption Trigger Event, potential conflicts of interest may exist between Deutsche Bank AG, London Branch and you, as a holder of the securities.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the Basket Components, investment strategies reflected by the Basket Components or any underlying components of the Basket Components (or various contracts or products related to the Basket Components or any components thereof). The research reports may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities may affect the Basket Levels and, therefore, the value of the securities or the potential payout on the securities. Investors should make their own independent investigation of the merits of investing in the securities and the indices to which the securities are linked.

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WE AND OUR AFFILIATES AND AGENTS MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVELS OF THE BASKET COMPONENTS TO WHICH THE SECURITIES ARE LINKED OR THE VALUE OF THE SECURITIES — Deutsche Bank AG, its affiliates and agents may publish research from time to time on financial markets and other matters that could adversely affect the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Deutsche Bank AG, its affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the securities. Any research, opinions or recommendations expressed by Deutsche Bank AG, its affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the securities and the Basket Components to which the securities are linked.

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OUR ACTIONS AS CALCULATION AGENT AND OUR HEDGING ACTIVITY MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as the Calculation Agent and hedging our obligations under the securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The Calculation Agent will determine, among other things, whether a Redemption Trigger Event has occurred, the Final Levels, the returns of the Basket Components and the Redemption Amount. There can be no assurance that any determinations made by the Calculation Agent will not adversely affect the value of the securities. Because determinations by Deutsche Bank AG as the Calculation Agent for the securities may adversely affect the securities, potential conflicts of interest exist between Deutsche Bank AG and you, as a holder of the securities.

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THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — As of the date of this term sheet, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this term sheet entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected.

Even if the treatment of the securities as prepaid financial contracts is respected, purchasing the securities could be treated as entering into “constructive ownership transactions.” In that case, all or a portion of any long-term capital gain you would otherwise recognize on the maturity or disposition of the securities would be recharacterized as ordinary income to the extent such gain exceeded the "net underlying long-term capital gain," and a notional interest charge would apply with respect to the deemed tax liability that would have been incurred if such income had accrued at a constant rate over the period you held the securities.

In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments, the potential application of the “constructive ownership” regime and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Historical Information

The Fund

The following graph sets forth the historical performance of the Fund from June 3, 2008 through June 3, 2013. The closing level of the Fund on June 3, 2013 was 164.35. We obtained the historical closing levels of the Fund from Bloomberg, and we have not participated in the preparation of, or verified, such information. The historical levels of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the Final Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the Fund will result in the return of any of your initial investment.

The Index

The Index has existed only since September 24 2012 and publication of the Index began on September 24, 2012. The historical performance data below from September 24, 2012 through June 3, 2013 represent the actual performance  of the Index. The performance data prior to September 24, 2012, as indicated by the vertical line in the graph below, reflect a retrospective calculation of the levels of the Index using archived data and the current methodology for the calculation of the Index. The closing level of the Index on June 3, 2013 was 1,280.34. All prospective investors should be aware that no actual investment which allowed a tracking of the performance of the Index was possible at any time prior to September 24, 2012. Accordingly, the results shown before September 24, 2012 are hypothetical and do not reflect actual returns. Hypothetical or simulated performance results have inherent limitations. Unlike an actual performance, hypothetical results are achieved by means of retroactive application of the index methodology designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance. The historical levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the Final Level on the Final Valuation Date or the Redemption Trigger Valuation Date, as applicable. We cannot give you assurance that the performance of the Index will result in the return of any portion of your initial investment.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Capitalized terms used but not defined in this term sheet have the meanings assigned to them in the accompanying prospectus supplement or prospectus.

General

The securities are senior unsecured obligations of Deutsche Bank AG that offer exposure to one times the appreciation or depreciation of the SPDR® S&P 500® ETF Trust (the “Fund”) and two times the appreciation or depreciation of the Deutsche Bank ProVol Balanced Index (the “Index”). We refer to each of the Fund and the Index as a “Basket Component” and together the “Basket Components.”

The securities are included in our Global Notes, Series A referred to in the accompanying prospectus supplement and prospectus. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent, and registrar. The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations, except for obligations required to be preferred by law.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The specific terms of the securities are set forth under the heading “Key Terms” on the cover page of this term sheet and in the subsections below.

Adjustments to Valuation Dates and Payment Dates

If (i) the Final Valuation Date or Redemption Trigger Valuation Date (each, a “Valuation Date”) is not a trading day with respect to any Basket Component or (ii) a Market Disruption Event for any Basket Component occurs or is continuing on the relevant Valuation Date, then the Valuation Date for such disrupted Basket Component will be postponed to the immediately succeeding trading day on which no Market Disruption Event for such Basket Component occurs or is continuing. The Valuation Date for any such Basket Component will not be postponed later than the fifth scheduled trading day after the date originally scheduled for such Valuation Date (the “Fifth Day”). If the relevant Valuation Date is postponed to the Fifth Day and (i) the Fifth Day is not a trading day with respect to such Basket Component or (ii) a Market Disruption Event for such Basket Component occurs or is continuing on the Fifth Day, then, on the Fifth Day the Closing Level of such Basket Component will be determined by the Calculation Agent in good faith and in a commercially reasonable manner. The Closing Level for a Basket Component not disrupted on the original Valuation Date will be determined on the originally scheduled Valuation Date.

If the Maturity Date or the Redemption Trigger Payment Date, (each, a “Payment Date”) is not a business day, then the Payment Date will be the next succeeding business day following such scheduled Payment Date. If, due to a Market Disruption Event, a non-trading day or otherwise, the Valuation Date for any Basket Component is postponed, the Maturity Date or the Redemption Trigger Payment Date, as applicable, will be postponed in order to maintain the same number of business days that had originally been scheduled between such postponed Valuation Date and the Maturity Date or Redemption Trigger Payment Date, as applicable.

“Business day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in U.S. dollars are not conducted in the City of New York or London, England.

“Trading day” means, for each Basket Component separately, a day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange for such Basket Component, notwithstanding any such Relevant Exchange closing prior to its scheduled closing time.

Market Disruption Events

With respect to the Fund, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

•  the occurrence or existence of a suspension, absence or material limitation of trading in shares of the Fund on the Relevant Exchange for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the Relevant Exchange as a result of which the reported trading prices for the Fund shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

•
a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Fund (or the relevant successor Fund) or an index which underlies the Fund (or its relevant successor Fund) on the Relevant Exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchanges; or

•
a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Fund (or the relevant successor Fund) or an index which underlies the Fund (or its relevant successor Fund) during the one hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Fund (or the relevant successor Fund) or an index which underlies the Fund (or its relevant successor Fund) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event with respect to the Fund exists at any time, if trading in a security included in the Fund (or the relevant successor Fund) or an index which underlies the Fund (or its relevant successor Fund) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Fund (or the relevant Successor Index) shall be based on a comparison of:

•	the portion of the level of the Fund (or the relevant successor Fund) or an index which underlies the Fund (or its relevant successor Fund) attributable to that security, relative to

•	the overall level of the Fund (or the relevant successor Fund) or an index which underlies the Fund (or its relevant successor Fund),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a Market Disruption Event with respect to the Fund has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•
limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Fund by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the Fund; and

•    a “suspension, absence or material limitation of trading” on any Relevant Exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Fund are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

With respect to the Index, a “Market Disruption Event” means a determination by the Calculation Agent in its sole discretion that a “Disruption Event,” “Force Majeure Event” or “Underlying Index Event” as defined under “The Deutsche Bank ProVol Indices” in the accompanying underlying supplement No. 7 has occurred or is continuing.

“Relevant Exchange(s)” means, for each Basket Component, the primary organized exchange or market of trading, as determined by the Calculation Agent, for (i) any component then included in such Basket Component or (ii) any futures or options contract or fund related to such Basket Component or to any component then included in such Basket Component. For the Index, “Relevant Exchange” has the meaning set forth under “The Deutsche Bank ProVol Indices” in the accompanying underlying supplement No. 7.

Discontinuance of a Fund and/or its Tracked Index; Alteration of Method of Calculation

If a Fund is liquidated or otherwise terminated (a “Liquidation Event”), then any price of the Fund required for the purposes of the securities will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing level of the index which the Fund seeks to track (the “Tracked Index”) (or any successor index to the Tracked Index, as described below) on any Relevant Date (taking into account any material changes in the method of calculating the Tracked Index following such Liquidation Event) times (ii) a fraction, the numerator of which is the closing price of the Fund and the denominator of which is the closing level of the Tracked Index (or any Successor Tracked Index, as described below), each determined as of the last day prior to the occurrence of the Liquidation Event on which a closing price of the Fund was available.

If the sponsor of the Tracked Index discontinues publication of the Tracked Index and the sponsor or another entity publishes a successor or substitute index that Deutsche Bank AG, London Branch, as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued Tracked Index (such index being referred to herein as a “Successor Tracked Index”), then any subsequent closing level following a Liquidation Event will be determined by reference to the published level of such Successor Tracked Index at the regular weekday close of trading on any trading day on which the closing level must be taken for the purpose of the securities, including any Final Valuation Date.

Upon any selection by the Calculation Agent of a Successor Tracked Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the Depository Trust Company (“DTC”), as holder of the security, within three trading days of such selection. We expect that such notice will be passed on to you, as a beneficial owner of the security, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the sponsor discontinues publication of the Tracked Index prior to, and such discontinuance is continuing on, the Relevant Date following a Liquidation Event and Deutsche Bank AG, London Branch, as the Calculation Agent, determines, in its sole discretion, that no Successor Tracked Index is available at such time, then the Calculation Agent will determine the closing level of the Tracked Index for such date. Such closing level will be computed by the Calculation Agent in accordance with the formula for calculating the Tracked Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing level) at the close of the principal trading session of the relevant exchange on the Relevant Date of each security most recently composing the Tracked Index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the Tracked Index may adversely affect the value of the securities.

Anti-Dilution Adjustments for Funds

The Share Adjustment Factor for the Fund is subject to adjustment by the Calculation Agent as a result of the anti-dilution adjustments described in this section.

No adjustments to any Share Adjustment Factor will be required unless such Share Adjustment Factor adjustment would require a change of at least 0.1% of such Share Adjustment Factor then in effect. A Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The Calculation Agent will not be required to make any adjustments to the Share Adjustment Factor for the Fund after the close of business on the relevant Valuation Date.

No adjustments to the Share Adjustment Factor for a Fund will be required other than those specified below. The adjustments specified in this section do not cover all events that could affect a Fund, and there may be events that could affect a Fund for which the Calculation Agent will not make any such adjustments.  Nevertheless, the Calculation Agent may, in its sole discretion, make additional adjustments to any terms of the securities upon the occurrence of some events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the securities.  In addition, the Calculation Agent may make adjustments or a series of adjustments that differ from those described herein if the Calculation Agent determines, in its sole discretion, that such adjustments do not properly reflect the economic consequences of the events specified in this product supplement or would not preserve the relative investment risks of the securities.  All determinations made by the Calculation Agent in making any adjustments to the terms of the securities, including adjustments that are in addition to, or that differ from, those described in this product supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the securities, the Calculation Agent may consider any adjustment made by the Options Clearing Corporation or any other derivatives clearing organization on options contracts on the affected Fund.

Share Splits and Reverse Share Splits

If the shares of a Fund are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor, which will initially be set at 1.0, will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
the number of shares which a holder of one share of a Fund before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If a Fund is subject to a share dividend, i.e., an issuance of additional shares of a Fund that is given ratably to all or substantially all holders of shares of a Fund, then, once the dividend or distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

(a)	the prior Share Adjustment Factor, and

(b)	the number of additional shares issued in the share dividend or distribution with respect to one share of a Fund.

Non-cash Distributions

If a Fund distributes shares of capital stock, evidences of indebtedness or other assets or property of a Fund to all or substantially all holders of shares of a Fund (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred to under “— Extraordinary Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of a Fund are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the Current Market Price of one share of a Fund and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of a Fund means the arithmetic average of the closing prices of one share of a Fund for the ten trading days prior to the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date” means the first trading day on which transactions in the shares of a Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the Calculation Agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Extraordinary Cash Dividends or Distributions

A dividend or other distribution consisting exclusively of cash to all or substantially all holders of shares of a Fund will be deemed to be an extraordinary cash dividend if its per share value exceeds that of the immediately preceding non-extraordinary cash dividend, if any, for a Fund by an amount equal to at least 10% of the closing price of a Fund on the first trading day immediately preceding the ex-dividend date.

If an extraordinary cash dividend occurs, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

(a)	the prior Share Adjustment Factor, and

(b)
a fraction, the numerator of which is the closing price of a Fund on the trading day before the ex-dividend date and the denominator of which is the amount by which that closing price exceeds the extraordinary dividend amount.

Discontinuation of an Index; Alteration of Method of Calculation

If the sponsor of an Index discontinues publication of such Index and such sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then any Closing Level will be determined by reference to the official closing level of such Successor Index on which a level for such Index must be taken for the purposes of the securities, including any Valuation Date (“Relevant Date”).

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the securities.

If the sponsor of an Index discontinues publication of such Index prior to, and such discontinuance is continuing on, any Relevant Date, and the Calculation Agent determines, in its sole discretion, that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to and such discontinuation is continuing on such Relevant Date, then (a) the Calculation Agent will determine the Closing Level for such Index for such Relevant Date and (b) the level for such Index, if applicable, at any time on such Relevant Date will be deemed to equal the Closing Level for such Index on that Relevant Date, as determined by the Calculation Agent. Such Closing Level will be computed by the Calculation Agent in accordance with the formula for and method of calculating the relevant Index or Successor Index, as applicable, last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant component has been materially suspended or materially limited, its good faith estimate of the closing price) on such date of each component most recently comprising such Index or Successor Index, as applicable. Notwithstanding these alternative arrangements, discontinuance of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the securities.

If at any time the method of calculating the Index or a Successor Index, or the level thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of such Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of such Index or Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Closing Level of such Index or Successor Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of an index comparable to such Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the relevant Closing Level with reference to such Index or Successor Index, as adjusted. Accordingly, if the method of calculating the Index or a

Successor Index is modified so that the level of such Index or Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Index or Successor Index), then the Calculation Agent will adjust such Index or Successor Index in order to arrive at a level of such Index or Successor Index as if there had been no such modification (e.g., as if such split had not occurred).

Calculation Agent

The calculation agent for the securities will be Deutsche Bank AG, London Branch (the “Calculation Agent”). As Calculation Agent, Deutsche Bank AG, London Branch will determine, among other things, all values and levels required for the purposes of the securities, whether a Redemption Trigger Event has occurred, whether there has been a Market Disruption Event or a discontinuation of a Basket Component and whether there has been a material change in the method of calculating a Basket Component. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us. We may appoint a different Calculation Agent from time to time after the Trade Date without your consent and without notifying you.

The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon a Redemption Trigger Event on or prior to 11:00 a.m. on the business day preceding the Maturity Date or Redemption Trigger Payment Date, as applicable.

All calculations with respect to the Closing Levels of the Basket Components and the Basket Level will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per Face Amount of securities, if any, at maturity or upon a Redemption Trigger Event will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities – Events of Default” in the accompanying prospectus is a description of events of default relating to the securities.

Payment upon an Event of Default

In case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per Face Amount of securities upon any acceleration of the securities will be determined by the Calculation Agent and will be an amount in cash equal to the amount payable at maturity per Face Amount of securities as described herein, calculated as if the date of acceleration was the Final Valuation Date.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities – Modification of an Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge and Defeasance” are not applicable to the securities.

Listing

The securities will not be listed on any securities exchange.

Deutsche Bank Securities Inc. (“DBSI”) intends to offer to purchase the securities in the secondary market, although it is not required to do so and may discontinue such activity at any time.

Book-Entry Only Issuance – The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities.  It applies to you only if you hold your securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this term sheet, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on current market conditions, it is more likely than not that a security will be treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, with the consequences described below. Our special tax counsel has advised, however, that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your securities could be materially and adversely affected. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

You should not recognize taxable income or loss with respect to a security prior to its taxable disposition (including at maturity or upon early redemption). Upon a taxable disposition of a security (including at maturity or upon early redemption), you should recognize gain or loss equal to the difference between the amount you realize and the amount you paid to acquire the security. Subject to the potential application of the “constructive ownership” regime discussed below, your gain or loss generally should be capital gain or loss, and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Because the SPDR® S&P 500® ETF Trust is a Basket Component, it is possible that purchasing the securities could be treated as entering into “constructive ownership transactions” within the meaning of Section 1260 of the Code (“Section 1260”). In that case, all or a portion of any long-term capital gain you would otherwise recognize upon the taxable disposition of the securities would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain” as defined in Section 1260. Any long-term capital gain recharacterized as ordinary income would be treated as accruing at a constant rate over the period you held the securities, and you would be subject to a notional interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of direct legal authority, our special tax counsel is unable to opine as to whether or how Section 1260 applies to the securities.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any reweighting, rebalancing, reconstitution, change in methodology of, or substitution of a successor to, a Basket Component could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the relevant security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the securities other than the Redemption Amount. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of a security who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the security or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

If a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to U.S. federal withholding tax, over the term of the securities, possibly on a retroactive basis. We will not pay additional amounts on account of any such withholding tax.

If a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of a security may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the Trade Date, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Basket Components, the components underlying the Basket Components, or securities whose value is derived from the Basket Components or their components. While we cannot predict an outcome, such hedging activity or other hedging or investment activity could potentially increase the level of the Basket, and therefore effectively establish a higher level that the Basket must achieve for you to obtain a positive return on your investment or avoid a loss of some or all of your initial investment at maturity or upon a Redemption Trigger Event. Similarly, the unwinding of our or our affiliates’ hedges near or on a Valuation Date could decrease the closing levels of the Basket Components on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Basket Components, the components underlying the Basket Components, or instruments whose value is derived from the Basket Components or its components. Although we have no reason to believe that any of these activities will have a material impact on the levels of the Basket Components or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and DBSI, as agent, and certain other agents that may be party to either Distribution Agreement from time to time (each an “Agent” and collectively with DBSI, the “Agents”), each Agent participating in this offering of securities will agree to purchase, and we will agree to sell, the Face Amount of securities set forth on the cover page of the pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth in the term sheet.

The Agents will pay custodial fees to other broker-dealers of 0.25% or $2.50 per $1,000 Face Amount. Deutsche Bank AG will reimburse DBSI for such fees. The fees paid during the term of the securities will not exceed 8% of the aggregate amount of the securities issued. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to the pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of this offering, our affiliates may own up to approximately 10% of the securities offered in this offering.

No action has been or will be taken by us, DBSI or any dealer that would permit a public offering of the securities or possession or distribution of this term sheet or the accompanying prospectus supplement or prospectus, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this term sheet or the accompanying prospectus supplement or prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and any other Agent through which we may offer the securities will represent and agree, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this term sheet and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Settlement

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.